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                                                                    Exhibit 3(a)


                                                          REGISTRATION NO. 34678

                                    BERMUDA

                              MINISTRY OF FINANCE


THIS IS TO CERTIFY that the attached document is a true copy of the MEMORANDUM OF ASSOCIATION for NCL CORPORATION LTD. (FORMERLY NCL HOLDINGS, LTD.) which was registered in the Office of the Registrar of Companies in the Islands of Bermuda, on the 15TH day of DECEMBER, 2003.



                                       Given under my hand and the Seal of the
                                       REGISTRAR OF COMPANIES
                                       this 9TH day of JULY, 2004



                                       ACTING REGISTRAR OF COMPANIES









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FORM NO. 2


                                     BERMUDA

                             THE COMPANIES ACT 1981


             MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES
                              SECTION 7(1) AND (2)


                            MEMORANDUM OF ASSOCIATION

                                       OF

                               NCL HOLDINGS, LTD.
                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.   We, the undersigned, namely,


Name and Address            Bermudian Status         Nationality      Number of Shares
                               (Yes or No)                               Subscribed

Julie V. Stanton                   Yes                 British                1
Reid Hall
3 Reid Street
Hamilton

Lorianne D. Gilbert                Yes                 British                1
Reid Hall
3 Reid Street
Hamilton

Angela Tull-Simmons                Yes                 British                1
Reid Hall
3 Reid Street
Hamilton


do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.



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3.   The Company is to be an exempted Company as defined by the Companies Act
     1981.

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding NIL in all, including the following parcels:

     N/A

5. The authorised share capital of the Company is US$12,000.00 divided into shares of $1.00 each. The minimum subscribed share capital of the Company is US$12,000.00.

6.   The objects for which the Company is formed and incorporated are:

     1. To engage in any business, or businesses, or in any acts or activities, which are not prohibited under any law for the time being in force in the Islands of Bermuda, and to not engage in any insurance business, act or activities or any other business act or activities which are restricted pursuant to the Ninth Schedule of the companies Act, 1981 (as amended from time to time) unless in receipt of the appropriate licence or permission from the appropriate regulatory authority.

     2. as set out in objects (b) to (n) and (p) to (u) inclusive of the Second Schedule of the Companies Act 1981.

7.   The Company shall have the additional powers set out below:

     (a) To borrow and raise money in any currency or currencies and to secure or discharge any debt or obligation in any manner and in particular (without prejudice to the generality of the foregoing) by mortgages of or charges upon all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by the creation and issue of securities.

     (b) To enter into any guarantee, contract of indemnity or suretyship and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, with or without consideration, whether by personal obligation or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or both such methods or in any other manner, the performance of any obligations or commitments, of, and the repayment or payment of the principal amounts of and any premiums, interest, dividends and other moneys payable on or in respect of any securities or liabilities of, any person including (without prejudice to the generality of the foregoing) any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company.

     (c) To accept, draw, make, create, issue, execute, discount, endorse, negotiate bills or exchange, promissory notes, and other instruments and securities, whether negotiable or otherwise.



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     (d)  To sell, exchange, mortgage, charge, let or rent, share of profit, royalty or otherwise, grant licences, easements, options, servitudes and other rights over, and in any other manner deal with or dispose of, all or part of the undertaking, property and assets (present and future) of the Company for any consideration and in particular (without prejudice to the generality of the foregoing) for any securities.

     (e) To issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose.

     (f) To grant pensions, annuities, or other allowances, including allowances on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the Company considers have any moral claim on the Company or to their relations, connections, or dependants, and to establish or support any associations, institutions, clubs, schools, building and housing schemes, funds and trusts, and to make payments toward insurance or other arrangements likely to benefit any such persons or otherwise advance the interests of the Company or of its Members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly to further the interests of the Company or of its Members or for any national, charitable, benevolent, educational, social, public, general or useful object.

     (g) The Company shall have, pursuant to Section 42 of the Companies Act, 1981, the power to issue preference shares which are liable to be redeemed at the option of the holder.

     (h) The Company shall have, pursuant to Section 42A of the Companies Act, 1981 the power to purchase its own shares.

8.   INTERPRETATION

     In this Memorandum unless there be something in the context inconsistent therewith

     (i) the word "company" shall (except where referring to the Company) include any person or partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, resident or domiciled in Bermuda or elsewhere;


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     (ii) "securities" shall include any fully, partly or nil paid or no par value share, stock, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation;

     (iii) "and" and "or" shall mean "and/or".

     (iv) the words "other" and "otherwise" shall not be construed EJUSDEM GENERIS with any foregoing words where a wide construction is possible, and

     (v) the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not limit or prejudice the generality of any foregoing words.

     Signed by each subscriber in the presence of at least one witness attesting the signature thereof:



/s/ Julie V. Stanton                    /s/ S. Edward
----------------------------------      ----------------------------------------
Julie V. Stanton


/s/ Lorianne D. Gilbert                 /s/ S. Edward
----------------------------------      ----------------------------------------
Lorianne D. Gilbert


/s/ Angela Tull-Simmons                 /s/ S. Edward
----------------------------------      ----------------------------------------
Angela Tull-Simmons


(Subscribers)                                                   (Witnesses)


Subscribed this 1st day of December, 2003